Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Western Goldfields, Inc. and Subsidiaries
Reno, Nevada

We hereby consent to the use in this Registration Statement of Western Goldfields, Inc. and Subsidiaries on Post-Effective Amendment No. 1 to Form SB-2, of our report dated February 16, 2006, and to all other references of our firm included in this Registration Statement.

HJ & Associates, LLC
Salt Lake City, Utah
May 1, 2006